EX-23.b


DELOITTE & TOUCHE

Northwest Bank Building            Telephone:  (319) 322-4415
101 West Second Street             Facsimile:  (319) 322-2002
Davenport, Iowa  52801-1813






CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-59352 on Form S-3 and Registration Statement No. 33-32529 on Form S-8 of Interstate Power Company of our reports dated February 3, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Interstate Power Company for the year ended December 31, 1993.



/s/ Deloitte & Touche

Deloitte & Touche

March 11, 1994